NEWS RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

FOR IMMEDIATE RELEASE

Exhibit 99.01

Micron Products, Inc. Announces

New $9,500,000 Credit Facility

FITCHBURG, MA, January 4, 2018 – (GLOBALNEWSWIRE) – Micron Products, Inc. (“Micron”), a wholly owned subsidiary of Micron Solutions, Inc. (NYSE:American MICR), (“Micron Solutions”, collectively the “Company”) entered into a new three-year $9,500,000 Asset Based Credit and Security Agreement (the “Agreement”) with Rockland Trust Company (“Lender”), a Massachusetts trust company, replacing the Company’s previous lender.

The Agreement includes a revolving line of credit of up to $5.0 million, a machinery and equipment term loan of $2.5 million and a real estate term loan of $2.0 million.

The purpose of the financing is (a) to refinance the approximate $5.6 million of indebtedness owed to the Company’s previous lender, (b) to repay subordinated debt in the approximate amount of $450,000, plus interest, (c) to pay the expenses in respect of the financing, and (d) subject to the terms and conditions of the Agreement for the future general corporate purposes of the Company.

“We are pleased to announce our agreement with Rockland Trust.  The new agreement allows for more availability with less restrictive financial covenants while reducing the Company’s blended rate of interest.  Rockland Trust’s Asset Based Lending team understands Micron’s capabilities and growth potential and is very familiar with manufacturing companies of our size and in our markets,” commented Salvatore Emma, Jr. the Company’s President and CEO.

About Micron Products, Inc.
Micron Products, Inc. a wholly-owned subsidiary of Micron Solutions, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device technologies requiring precision machining and injection molding.  Micron also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications.  In addition, Micron is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.  Micron’s strategy for growth is to build a best-in-class quality organization and capitalize on its engineering design expertise and reliable, proprietary manufacturing processes to further penetrate the medical device contract manufacturing market.

The Company routinely posts news and other important information on its websites:
http://www.micronsolutionsinc.com, http://www.micronproducts.com

Safe Harbor Statement
Forward-looking statements made herein are based on current expectations of Micron Solutions, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements; the level of sales of higher margin products and services; our ability to manage our level of debt and provisions in the debt agreements which could restrict our ability to implement strategic changes ; failure to comply with financial and other covenants in our credit facility; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variability of customer delivery requirements; variations in the mix of products sold; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources.  More information about factors that potentially could affect the Company's financial

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Micron Solutions, Inc. Announces new Credit Agreement
January 4, 2018

results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Contact:

Mr. Derek T. Welch
Chief Financial Officer
978-345-5000